UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2007
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW
Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
          On November 9, 2007, Fannie Mae (formally known as the Federal National Mortgage Association) posted to its website (www.fanniemae.com) a 2007 Q1-Q3 Investor Summary presentation consisting primarily of summary historical financial information about the company excerpted from Fannie Mae’s Forms 10-Q for the quarter ended March 31, 2007, the quarter ended June 30, 2007 and the quarter ended September 30, 2007. The presentation, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference.
          On November 9, 2007, Fannie Mae also issued a credit supplement to its 2007 Q1-Q3 Investor Summary presentation consisting primarily of information about the company’s credit book of business. The credit supplement, a copy of which is furnished as Exhibit 99.2 to this report, is incorporated herein by reference.
          The information in this report, including the two exhibits submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in that document.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By	/s/ Stephen M. Swad
Stephen M. Swad
Executive Vice President and Chief Financial Officer

Date: November 9, 2007

EXHIBIT INDEX
The following exhibits are submitted herewith:

Exhibit Number	Description of Exhibit
99.1	2007 Q1-Q3 Investor Summary presentation, dated November 9, 2007
99.2	Credit Supplement to 2007 Q1-Q3 Investor Summary, dated November 9, 2007

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